                                                                    Exhibit 99.1

                             SIMON PROPERTY GROUP
                                   Overview

The Company
-----------

Simon Property Group, Inc. ("SPG") (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P. (the "Operating Partnership") is a subsidiary partnership of SPG. Shares of SPG are paired with beneficial interests in shares of stock of SPG Realty Consultants, Inc. ("SRC", and together with SPG, the "Company"). The Company and the Operating Partnership (collectively the "Simon Group") are engaged primarily in the ownership, operation, management, leasing, acquisition, expansion and development of real estate properties, primarily regional malls and community shopping centers.

At September 30, 2000, the Company, directly or through the Operating Partnership, owned or had an interest in 251 properties which consisted of regional malls, community shopping centers, and specialty and mixed-use properties containing an aggregate of 184 million square feet of gross leasable area (GLA) in 36 states and five assets in Europe. The Company, together with its affiliated management companies, owned or managed approximately 190 million square feet of GLA in retail and mixed-use properties.

This package was prepared to provide (1) ownership information, (2) certain operational information, and (3) debt information as of September 30, 2000, for the Company and the Operating Partnership.

Certain statements contained in this Supplemental Package may constitute "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements involve risks and uncertainties, which may affect the business and prospects of the Company and the Operating Partnership. We direct you to the Company's various filings with the Securities and Exchange Commission including Form 10-K and Form 10-Q for a detailed discussion of risks and uncertainties.

We hope you find this Supplemental Package beneficial. Any questions, comments or suggestions should be directed to: Shelly J. Doran, Director of Investor Relations-Simon Property Group, P.O. Box 7033, Indianapolis, IN 46207.
Telephone: (317) 685-7330; e-mail: sdoran@simon.com

             Simon Property Group Economic Ownership Structure/(1)/

                               September 30, 2000

-------------------------------------------------------------------
                   Simon Property Group, Inc./(2)//(3)//(4)/

Common Shareholders                           Shares              %
-------------------                           ------              -
Public Shareholders                       166,520,021         96.9%
Simon Family                                4,293,311          2.5%
DeBartolo Family                               32,206          0.0%
Executive Management /(5)/                  1,089,180          0.6%
                                          -----------       -------
                                          171,934,718/(4)/   100.0%
                                          -----------       -------
-------------------------------------------------------------------

                                         170,263,774 units

                    ------------------------------
                      Simon Property Group, L.P.
                            235,230,000 units
                    ------------------------------

                                          64,966,226 units
------------------------------------------------------------------

                             Limited Partners:
                           ("Limited Partners")

      Unitholders                              Units             %
      -----------                              -----             -
      Simon Family                          34,584,455       53.2%
      DeBartolo Family                      21,759,328       33.5%
      Executive Management/(5)/                153,498        0.2%
      Other Limited Partners                 8,468,945       13.1%
                                            ----------      ------
                                            64,966,226      100.0%
                                            ----------      ------
------------------------------------------------------------------

-------------------------------------------------
Ownership of Simon Property Group, L.P.

Simon Property Group, Inc.                      %
                                                -
         Public Shareholders                70.1%
         Simon Family                        1.8%
         DeBartolo Family                    0.0%
         Executive Management/(5)/           0.5%
                                            -----
               Subtotal                     72.4%
                                            -----
Limited Partners
         Simon Family                       14.7%
         DeBartolo Family                    9.2%
         Executive Management/(5)/           0.1%
         Other Limited Partners              3.6%
                                            -----
               Subtotal                     27.6%
               Total                        -----
                                           100.0%
                                           ------
-------------------------------------------------

(1) Schedule excludes preferred stock (see "Preferred Stock/Units Outstanding") and units not convertible into common stock.
(2)      General partner of Simon Property Group, L.P.
(3) Shares of Simon Property Group, Inc. ("SPG") are paired with beneficial interests in shares of stock of SPG Realty Consultants, Inc.
(4) The number of outstanding shares of common stock of SPG exceeds the number of Simon Property Group, L.P. units owned by SPG by 1,670,944. This is the result of the direct ownership of Ocean County Mall by SPG, partially offset by units issued to SPG in exchange for Northshore Mall.
(5)      Executive management excludes Simon family members.

                             SIMON PROPERTY GROUP

                  Changes in Common Shares and Unit Ownership
       For the Period from December 31, 1999 through September 30, 2000

                                                                                             Operating
                                                                                            Partnership           Company
                                                                                             Units/(1)/       Common Shares/(2)/
                                                                                            -----------       ------------------
Number Outstanding at December 31, 1999                                                       65,444,680       173,165,255

Restricted Stock Awards (Stock Incentive Program),  Net                                            -               421,502

Issuance of Stock for Stock Option Exercises                                                       -                13,360

Conversion of Series A Preferred Stock into Common Stock                                           -                85,288

Conversion of Series B Preferred Stock into Common Stock                                           -                36,913

Conversion of Units into Cash                                                                   (478,454)             -

Stock Purchased as Treasury Stock                                                                  -            (1,596,100)

Stock Purchased by Affiliated Captive Insurance Company                                            -              (191,500)


Number Outstanding at September 30, 2000                                                      64,966,226       171,934,718

------------------------------------------------------------------------------
       Total Common Shares and Units Outstanding at September 30, 2000:
                                236,900,944/(2)/
------------------------------------------------------------------------------

Details for Diluted FFO Calculation:-
--------------------------------------

Company Common Shares Outstanding at September 30, 2000                                                           171,934,718

Number of Common Shares Issuable Assuming Conversion of:

         Series A Preferred 6.5% Convertible/(3)/                                                                   1,940,005
         Series B Preferred 6.5% Convertible/(3)/                                                                  12,490,773

Net Number of Common Shares Issuable Assuming Exercise of Stock Options                                               107,214

Diluted Common Shares Outstanding at September 30, 2000                                                           186,472,710

 -----------------------------------------------------------------------------
   Fully Diluted Common Shares and Units Outstanding at September 30, 2000:
                                  251,438,936
 -----------------------------------------------------------------------------

(1) Excludes units owned by the Company (shown here as Company Common Shares) and units not convertible into common shares.
(2) Excludes preferred units relating to preferred stock outstanding (see Schedule of Preferred Stock Outstanding).
(3) Conversion terms provided in footnotes (1) and (2) on page 8 of this document.

                             SIMON PROPERTY GROUP
                       Preferred Stock/Units Outstanding
                           As of September 30, 2000
                                 ($ in 000's)

                                                        Number of     Liquidation            Ticker
          Issuer                    Description         Shares/Units  Preference    $        Symbol

Preferred Shares:
Convertible
----------------------------- ------------------------- ----------- ----------- ----------- ----------
Simon Property Group, Inc.    Series A Preferred           51,059   $1,000      $ 51,059       N/A
                              6.5% Convertible /(1)/
----------------------------- ------------------------- ----------- ----------- ----------- ----------
Simon Property Group, Inc.    Series B Preferred        4,830,057     $100      $483,006    SPGPrB
                              6.5% Convertible /(2)/
----------------------------- ------------------------- ----------- ----------- ----------- ----------

Perpetual
----------------------------- ------------------------- ----------- ----------- ----------- ----------
SPG Properties, Inc.          Series B Preferred        8,000,000      $25      $200,000    SGVPrB
                              8 3/4% Perpetual/(3)/
----------------------------- ------------------------- ----------- ----------- ----------- ----------
SPG Properties, Inc.          Series C Preferred 7.89%  3,000,000      $50      $150,000       N/A
                              Perpetual/(4)/
----------------------------- ------------------------- ----------- ----------- ----------- ----------
Simon Property Group, Inc.    Series E Preferred 8%     1,000,000      $25       $25,000       N/A
                              Cumulative
                              Redeemable/(5)/
----------------------------- ------------------------- ----------- ----------- ----------- ----------

Preferred Units:
----------------------------- ------------------------- ----------- ----------- ----------- ----------
Simon Property Group, L.P.    Series C 7% Cumulative    2,584,227      $28       $72,358       N/A
                              Convertible
                              Preferred/(6)/
----------------------------- ------------------------- ----------- ----------- ----------- ----------
Simon Property Group, L.P.    Series D 8% Cumulative    2,584,227      $30       $77,527       N/A
                              Redeemable
                              Preferred/(7)/
----------------------------- ------------------------- ----------- ----------- ----------- ----------

(1) Assumed in connection with the CPI merger. Each share is convertible into a number of shares of common stock obtained by dividing $1,000 by $26.319 (conversion price), which is subject to adjustment as outlined below. The stock is not redeemable, except as needed to maintain or bring the direct or indirect ownership of the capital stock of the Company into conformity with the requirements of Section 856(a)(6) of the Code.
(2) Issued as part of the consideration for the CPI merger. Each share is convertible into a number of shares of common stock of the Company obtained by dividing $100 by $38.669 (the conversion price), which is subject to adjustment as outlined below. The Company may redeem the stock on or after September 24, 2003 at a price beginning at 105% of the liquidation preference plus accrued dividends and declining to 100% of the liquidation preference plus accrued dividends any time on or after September 24, 2008. The shares are traded on the New York Stock Exchange. The closing price on September 30, 2000, was $70 per share.

               The conversion prices of the Series A and Series B Convertible Preferred Stock are subject to adjustment by the Company in connection with certain events.

(3) SPG Properties, Inc. may redeem the stock on or after September 29, 2006. The shares are not convertible into any other securities of SPG Properties, Inc. or the Company. The shares are traded on the New York Stock Exchange. The closing price on September 30, 2000, was $24.125 per share.
(4) The Cumulative Step-Up Premium Rate Preferred Stock was issued at 7.89%. The shares are redeemable after September 30, 2007. Beginning October 1, 2012, the rate increases to 9.89%.
(5) Issued in connection with the Mall of America acquisition. Simon Property Group, Inc. Series E Preferred 8% Cumulative Redeemable Stock is not redeemable prior to August 27, 2004.
(6) Issued in connection with the New England Development Acquisition. Each unit/share is convertible into 0.75676 shares of common stock on or after August 27, 2004 if certain conditions are met. Each unit/share is not redeemable prior to August 27, 2009.
(7) Issued in connection with the New England Development Acquisition. Each unit/share is not redeemable prior to August 27, 2009.

                             SIMON PROPERTY GROUP
           Reconciliation of Income to Funds From Operations ("FFO")
                           As of September 30, 2000

                 (Amounts in thousands, except per share data)

                                                                 Three Months Ended                    Nine Months Ended
                                                                    September 30,                          September 30,
The Operating Partnership                                        2000           1999                  2000           1999
-------------------------                                       --------       --------             ---------      ----------
Income Before Extraordinary Items and Cumulative Effect          $77,434        $87,125              $224,482        $221,851
       of Accounting Change

Plus:  Real Estate Depreciation and Amortization from            105,600         93,182               302,742         272,263
       Combined Consolidated Properties

Plus:  Simon Group's Share of Real Estate Depreciation and
       Amortization and Extraordinary Items from
       Unconsolidated Affiliates                                  30,395         17,900                87,251          59,191

Less:  Unusual Item (1)                                                -        (12,000)                    -         (12,000)

Less:  (Gain) Loss on Sale of Real Estate, Net (2)                  (151)             -                (8,809)          9,308

Less:  Minority Interest Portion of Real Estate Depreciation and
       Amortization                                               (1,491)        (1,516)               (4,446)         (3,566)

Less:  Preferred Distributions (including those of subsidiary)   (19,334)       (16,690)              (58,074)        (50,518)
                                                                --------       --------              --------        --------
FFO of the Simon Group Portfolio                                $192,453       $168,001              $543,146        $496,529
                                                                --------       --------              --------        --------
     Percent Increase                                               14.6%                                 9.4%

===============================================================================================================================
FFO of the Simon Portfolio                                      $192,453       $168,001              $543,146        $496,529

Basic FFO per Paired Share:
--------------------------
Basic FFO Allocable to the Company                              $139,472       $122,205              $394,021        $361,564

Basic Weighted Average Paired Shares Outstanding                 172,759        173,471               173,216         171,950

Basic FFO per Paired Share                                         $0.81          $0.70                 $2.27           $2.10
                                                                ========       ========              ========        ========
     Percent Increase                                               15.7%                                 8.1%

Diluted FFO per Paired Share:
----------------------------
Diluted FFO Allocable to the Company                            $148,962       $131,364              $421,997        $390,933

Diluted Weighted Average Number of Equivalent Paired Shares      187,293        188,094               187,803         187,917

Diluted FFO per Paired Share                                       $0.80          $0.70                 $2.25           $2.08
                                                                ========       ========              ========        ========
     Percent Increase                                               14.3%            (3)                  8.2%             (3)
===============================================================================================================================

(1) Relates to litigation filed by former employees/shareholders of DeBartolo Realty Corporation (purchased by SPG in 1996) regarding stock incentive plan shares. Judgment was rendered in favor of SPG in district court, but reversed by appellate court on August 18, 1999.
(2) Net of asset write downs of $10.57 million for the nine months ended September 30, 2000.
(3) On January 1, 2000, the Company adopted Staff Accounting Bulletin 101 ("SAB 101"), which addresses certain revenue recognition policies, including the accounting for overage rent by a landlord. In addition, the Company adopted NAREIT's FFO definition clarification, which requires inclusion in FFO of the effects of non-recurring items. 1999 results include a charge related to litigation. If the Company's 1999 results were restated to reflect the adoption of SAB 101 and to add back the non-recurring charge, 1999 FFO would be reduced and comparable growth from 1999 to 2000 would be as follows:

                                                   Three Months Ended 9/30               Nine Months Ended 9/30
                                               ---------------------------------   ---------------------------------
                                                              Adjusted                             Adjusted
                                               Impact to       1999       Comp        Impact to      1999      Comp
                                              1999 Amounts    Amounts     Growth    1999 Amounts    Amounts    Growth
                                                              -------     ------    ------------    -------    ------
FFO of the Simon Portfolio                        $ 9,400      $177,401   8.5%        $ (1,950)    $ 494,579    9.8%
Basic FFO Allocable to the Company                $ 6,760      $128,965   8.1%        $ (1,458)    $ 360,106    9.4%
Basic FFO per Paired Share                        $  0.04      $   0.74   9.5%        $  (0.01)    $    2.09    8.6%
Diluted FFO Allocable to the Company              $ 6,876      $138,240   7.8%        $ (1,522)    $ 389,411    8.4%
Diluted FFO per Paired Share                      $  0.04      $   0.74   8.1%        $  (0.01)    $    2.07    8.7%

                             SIMON PROPERTY GROUP
                        Selected Financial Information
                           As of September 30, 2000

                        (In thousands, except as noted)

                                                                                   As of or for the
                                                                                  Nine Months Ended
                                                                                    September 30,
                                                                               2000                 1999           % Change
                                                                            -----------          -----------      ---------
Financial Highlights of the Company
------------------------------------
Total Revenue - Consolidated Properties                                      $1,459,436           $1,371,270            6.4%

Total EBITDA of the Simon Group Portfolio                                    $1,506,114           $1,287,660           17.0%
Simon Group's Share of EBITDA                                                $1,160,380           $1,029,314           12.7%

Net Income Available to Common Shareholders                                  $  111,280           $  115,851           -3.9%
Basic Net Income per Common Share                                            $     0.64           $     0.67           -4.5%
Diluted Net Income per Common Share                                          $     0.64           $     0.67           -4.5%

FFO of the Simon Group Portfolio                                             $  543,146           $  496,529            9.4% (1)
Basic FFO Allocable to the Company                                           $  394,021           $  361,564            9.0% (1)
Diluted FFO Allocable to the Company                                         $  421,997           $  390,933            7.9% (1)
Basic FFO per Common Share                                                   $     2.27           $     2.10            8.1% (1)
Diluted FFO per Common Share                                                 $     2.25           $     2.08            8.2% (1)

Distributions per Common Share                                               $   1.5150           $   1.5150            0.0%


(1)   See footnote 3 on page 9 for comparable growth rates.

                             SIMON PROPERTY GROUP
                        Selected Financial Information
                           As of September 30, 2000

                        (In thousands, except as noted)

                                                                                      As of or for the
                                                                                     Nine Months Ended
                                                                                        September 30,
                                                                                  2000                 1999         % Change
                                                                               -----------          -----------     ---------

Operational Statistics
----------------------
Occupancy at End of Period:
     Regional Malls /(1)/                                                          90.5%                88.5%           2.0%
     Community Shopping Centers /(2)/                                              91.8%                90.2%           1.6%

Average Base Rent per Square Foot:
     Regional Malls /(1)/                                                    $    27.97           $    26.75            4.6%
     Community Shopping Centers /(2)/                                        $     9.22           $     7.96           15.8%

Regional Malls:
     Total Tenant Sales Volume, in millions /(3)(4)/                         $   10,842           $    9,624           12.7%
     Comparable Sales per Square Foot /(4)/                                  $      385           $      371            3.8%
     Total Sales per Square Foot /(4)/                                       $      375           $      356            5.3%

Number of U.S. Properties Open at End of Period                                     251                  253           -0.8%

Total U.S. GLA at End of Period, in millions of square feet                       184.1                177.2            3.9%

(1)   Includes mall and freestanding stores.
(2)   Includes all Owned GLA.
(3)   Represents only those tenants who report sales.
(4) Based upon the standard definition of sales for regional malls adopted by the International Council of Shopping Centers which includes only mall and freestanding stores less than 10,000 square feet.

                             SIMON PROPERTY GROUP
                        Selected Financial Information
                           As of September 30, 2000

                        (In thousands, except as noted)

                                                                              September 30,          September 30,
Equity Information                                                                2000                   1999
------------------                                                            ------------           ------------
Limited Partner Units Outstanding at End of Period                                 64,966                64,905
Common Shares Outstanding at End of Period                                        171,935               173,480
                                                                              ------------           ------------

Total Common Shares and Units Outstanding at End of Period                        236,901               238,385
                                                                              ============           ============

Basic Weighted Average Paired Shares Outstanding                                  173,216               171,950
Diluted Weighted Average Number of Equivalent Paired Shares/(1)/                  187,803               187,917


                                                                              September 30,          December 31,
Debt Information                                                                  2000                   1999
----------------                                                              ------------           ------------
Consolidated Debt                                                             $ 8,792,597            $ 8,768,951

Simon Group's Share of Joint Venture Debt                                     $ 1,993,834            $ 1,886,360


Debt-to-Market Capitalization
-----------------------------
Common Stock Price at End of Period                                           $   23.4375            $   28.5000

Equity Market Capitalization/(2)/                                             $ 6,473,316            $ 7,608,188

Total Consolidated Capitalization                                             $15,265,913            $16,377,139

Total Capitalization - Including Simon Group's Share of JV Debt               $17,259,747            $18,263,499

(1)  Diluted for purposes of computing FFO per share.
(2) Market value of Common Stock, Units and all issues of Preferred Stock of SPG and SPG Properties, Inc.

                             SIMON PROPERTY GROUP
                     Portfolio GLA, Occupancy & Rent Data
                           As of September 30, 2000

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Avg. Annualized
                                                                                                % of Owned           Base Rent Per
                                                             Total               % of            GLA Which          Leased Sq. Ft.
Type of Property                 GLA-Sq. Ft.                Owned GLA          Owned GLA         is Leased           of Owned GLA
-----------------------------------------------------------------------------------------------------------------------------------
Regional Malls
--------------

-Anchor                           96,575,642               30,444,839            27.6%             98.2%                 $3.82

-Mall Store                       56,201,358               56,153,462            50.9%             90.3%                $28.63
-Freestanding                      3,687,522                1,856,074             1.7%             94.7%                 $9.68
                                  ----------               ----------            ----
     Subtotal                     59,888,880               58,009,536            52.6%             90.5%                $27.97

Regional Mall Total              156,464,522               88,454,375            80.2%             93.1%                $19.25

Community Shopping Centers
--------------------------

-Anchor                           12,751,887                8,064,890             7.4%             94.7%                 $7.57
-Mall Store                        4,215,754                4,129,996             3.7%             86.2%                 12.79
-Freestanding                        803,598                  314,588              .3%             92.0%                  8.99
                                  ----------                ---------             ---

Community Ctr. Total              17,771,239               12,509,474            11.4%             91.8%                 $9.22

Office Portion of
Mixed-Use Properties               2,460,760                2,460,760             2.2%             90.1%                $18.80

Value-Oriented
Super-Regional Malls               5,457,574                5,332,574             4.8%             94.3%                $16.38

Other                              1,980,520                1,495,170             1.4%

GRAND TOTAL                      184,134,615              110,252,353          100.00%

-----------------------------------------------------------------------------------------------------------------------------------
                                                         Occupancy History
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Community
                             As of                        Regional Malls(1)                    Shopping Centers(2)
                             -----                        --------------                       ----------------
                            ------------------------------------------------------------------------------------
                             9/30/00                           90.5%                                 91.8%
                             9/30/99                           88.5%                                 90.2%
                            ------------------------------------------------------------------------------------
                            12/31/99                           90.6%                                 88.6%
                            12/31/98                           90.0%                                 91.4%
                            12/31/97                           87.3%                                 91.3%
                            12/31/96                           84.7%                                 91.6%

(1)  Includes mall and freestanding stores.
(2)  Includes all Owned GLA.

                             SIMON PROPERTY GROUP
                               Rent Information
                           As of September 30, 2000

------------------
Average Base Rent
------------------


               Mall & Freestanding         %          Community        %
     As of  Stores at Regional Malls    Change    Shopping Centers  Change

-----------------------------------------------------------------------------
9/30/00               $27.97             4.6%           $9.22       15.8%
9/30/99                26.75             -               7.96        -
-----------------------------------------------------------------------------

12/31/99              $27.33             6.3%           $8.36        8.9%
12/31/98               25.70             8.7             7.68        3.2
12/31/97               23.65            14.4             7.44       -2.7
12/31/96               20.68             7.8             7.65        4.9


---------------
 Rental Rates
---------------


                     Base Rent/(1)/
                     ---------
            Store Openings  Store Closings          Amount of Change
                                                    -----------------
Year        During Period   During Period          Dollar    Percentage
----        -------------   -------------          ------    ----------

Regional Malls:
------------------------------------------------------------------------
2000 (YTD)      $33.78      $30.10                 $3.68       12.2%
------------------------------------------------------------------------
1999             31.25       24.55                  6.70       27.3
1998             27.33       23.63                  3.70       15.7
1997             29.66       21.26                  8.40       39.5
1996             23.59       18.73                  4.86       25.9


Community Shopping Centers:
---------------------------

------------------------------------------------------------------------
2000 (YTD)      $13.06      $11.00                 $2.06       18.7%
------------------------------------------------------------------------
1999             10.26        7.44                  2.82       37.9
1998             10.43       10.95                 (0.52)      (4.7)
1997              8.63        9.44                 (0.81)      (8.6)
1996              8.18        6.16                  2.02       32.8

(1) Represents the average base rent in effect during the period for those tenants who signed leases as compared to the average base rent in effect during the period for those tenants whose leases terminated or expired.

                             SIMON PROPERTY GROUP
                             Lease Expirations/(1)/
                           As of September 30, 2000

                          Number of           Square         Avg. Base Rent
        Year           Leases Expiring         Feet         per Square Foot
                                                              at 9/30/00
------------------------------------------------------
Regional Malls - Mall & Freestanding Stores
------------------------------------------------------

2000 (10/1 - 12/31)           502              387,951          $ 32.48
2001                        1,604            3,529,423            26.28
2002                        1,675            3,542,096            27.84
2003                        1,922            4,371,615            30.11
2004                        1,722            4,616,650            29.00
2005                        1,651            5,097,655            27.85
2006                        1,523            4,224,064            29.74
2007                        1,418            4,117,273            31.85
2008                        1,281            4,463,435            29.79
2009                        1,376            4,533,030            28.19
                        ---------           ----------
TOTALS                     14,674           38,883,192          $ 29.06


---------------------------------
Regional Malls - Anchor Tenants
---------------------------------

2000 (10/1 - 12/31)             1              210,737          $  2.71
2001                           10            1,117,830             1.96
2002                           16            1,948,271             1.85
2003                           18            2,156,140             2.29
2004                           25            2,462,680             3.31
2005                           20            2,567,106             2.36
2006                           18            2,177,104             3.28
2007                            6              766,048             1.77
2008                           14            1,400,573             4.81
2009                           16            1,986,791             2.82
                        ---------           ----------
TOTALS                        144           16,793,280          $  2.76


-------------------------------------------------------
Community Centers - Mall Stores & Freestanding Stores
-------------------------------------------------------

2000 (10/1 - 12/31)            69               39,126          $ 15.92
2001                          163              416,189            12.80
2002                          170              555,526            11.58
2003                          151              567,207            11.98
2004                          125              445,833            13.29
2005                          191              744,567            16.61
2006                           44              255,255            13.06
2007                           33              238,387            15.81
2008                           15              110,145            13.27
2009                           15               89,718            16.02
                        ---------           ----------
TOTALS                        976            3,461,953          $ 13.70

(1) Does not consider the impact of options to renew that may be contained in leases.

                             SIMON PROPERTY GROUP
                             Lease Expirations/(1)/
                           As of September 30, 2000


                              Number of          Square        Avg. Base Rent
        Year               Leases Expiring        Feet         per Square Foot
                                                                 at 9/30/00
------------------------------------------
Community Centers - Anchor Tenants
------------------------------------------

2000 (10/1 - 12/31)                      1         20,929          $ 8.34
2001                                     8        282,837            4.69
2002                                     8        234,940            6.89
2003                                    14        570,752            4.87
2004                                    12        410,586            5.03
2005                                    16        728,911            6.40
2006                                    13        571,379            5.90
2007                                    11        466,173            6.28
2008                                     9        237,172           10.94
2009                                    15        689,636            6.92
                                ----------      ---------
TOTALS                                 107      4,213,315          $ 6.26



(1) Does not consider the impact of options to renew that may be c ontained in leases.

                             SIMON PROPERTY GROUP
         SPG's Share of Total Debt Amortization and Maturities by Year
                           As of September 30, 2000
                                (In thousands)



                                                      SPG's Share of   SPG's Share of    SPG's Share of
                                                        Secured          Unsecured       Unconsolidated  SPG's Share of
                                                      Consolidated      Consolidated      Joint Venture       Total
             Year                                          Debt             Debt                Debt           Debt
------------------------------------------           --------------    --------------    --------------  ---------------
2000                                            0             5,599                 0            72,226           77,825
2001..................                          1           253,103           925,000           113,454        1,291,557
2002..................                          2           395,697           522,929            90,716        1,009,342
2003..................                          3           651,291         1,220,000           330,281        2,201,572
2004..................                          4           601,478           728,200           199,890        1,529,568
2005..................                          5           155,445           660,000           233,485        1,048,930
2006..................                          6           132,843           250,000           330,192          713,035
2007..................                          7           270,392           180,000           137,036          587,428
2008..................                          8            44,042           200,000           294,634          538,676
2009..................                          9           330,700           450,000            39,857          820,557

Thereafter                                                  134,107           525,000           140,838          799,945
                                                     --------------    --------------     -------------    -------------
Subtotal Face Amounts                                    $2,974,697        $5,661,129        $1,982,608      $10,618,434
                                                     --------------    --------------     -------------    -------------
Premiums and Discounts on Indebtedness, Net                  (1,379)            2,278            11,226           12,125
                                                     --------------    --------------     -------------    -------------
SPG's Share of Total Indebtedness                        $2,973,318        $5,663,407        $1,993,834      $10,630,559
                                                     ==============    ==============     =============    =============

                             SIMON PROPERTY GROUP
                            Summary of Indebtedness
                           As of September 30, 2000
                                (In thousands)


                                                                         SPG's
                                                          Total         Share of         Weighted Avg.     Weighted Avg. Years
                                                      Indebtedness    Indebtedness       Interest Rate         to Maturity
                                                    ---------------  --------------    ----------------   ---------------------
Consolidated Indebtedness

   Mortgage Debt
     Fixed Rate        (1)                               2,528,409      2,379,211             7.43%               5.5
     Other Hedged Debt                                      51,000         51,000             8.90%               2.2
     Floating Rate Debt                                    552,245        544,486             7.96%               3.1
                                                      ------------  -------------      ------------       -----------
   Total Mortgage Debt                                   3,131,654      2,974,697             7.55%               5.0

   Unsecured Debt
     Fixed Rate        (1)                               3,818,200      3,818,200             7.17%               6.3
     Floating Rate Debt                                    272,929        272,929             7.42%               1.6
                                                      ------------  -------------      ------------       -----------
   Subtotal                                              4,091,129      4,091,129             7.19%               6.0

     Acquisition Facility                                  925,000        925,000             7.27%               0.7
     Revolving Corporate Credit Facility                   505,000        505,000             7.27%               2.9
     Revolving Corporate Credit Facility (Hedged)          140,000        140,000             7.27%               2.9
                                                      ------------  -------------      ------------       -----------
   Total Unsecured Debt                                  5,661,129      5,661,129             7.21%               4.8

   Adjustment to Fair Market Value - Fixed Rate               (717)           366               N/A               N/A
   Adjustment to Fair Market Value - Variable Rate             531            533               N/A               N/A
                                                      ------------  -------------      ------------       -----------
Consolidated Mortgages and Other Indebtedness            8,792,597      8,636,725             7.33%               4.9
                                                      ============  =============      ============       ===========

Joint Venture Indebtedness
   Mortgage Debt
     Fixed Rate                                          3,096,989      1,341,229             7.43%               5.6
     Other Hedged Debt                                     969,616        349,019             7.46%               3.4
     Floating Rate Debt                                    666,492        288,232             7.88%               2.0
                                                      ------------  -------------      ------------       -----------
     Subtotal                                            4,733,097      1,978,480             7.50%               4.7

   Unsecured Floating Rate Debt                              8,400          4,128             9.12%               1.8

   Adjustment to Fair Market Value - Fixed Rate             18,326         11,226               N/A               N/A
                                                      ------------  -------------      ------------       -----------
Joint Venture Mortgages and Other Indebtedness           4,759,823      1,993,834             7.50%               4.7
                                                      ============  =============      ============       ===========
SPG's Share of Total Indebtedness                                      10,630,559             7.36%               4.8
                                                                    =============      ============       ===========

  (1) Includes $213,200 of variable rate debt, of which $177,169 is SPG's share, that is effectively fixed to maturity through the use of interest rate hedges.

                             SIMON PROPERTY GROUP
                      Summary of Indebtedness By Maturity
                           As of September 30, 2000
                                (In thousands)

         ----------------------                ---------------- ---------  -------------  ------------  ----------------
                                                                                             SPG's        Weighted Avg
                Property                           Maturity      Interest      Total        Share of     Interest Rate
                  Name                               Date          Rate     Indebtedness  Indebtedness      by Year
         ----------------------                 --------------  ---------  -------------  ------------  ----------------
Consolidated Indebtedness
Fixed Rate Mortgage Debt:
------------------------

        Biltmore Square                          01/01/2001       7.15%        25,033         16,697
        Chesapeake Square                        01/01/2001       7.28%        45,600         34,200
        Port Charlotte Town Center               01/01/2001       7.28%        51,594         41,275
        Great Lakes Mall - 1                     03/01/2001       6.74%        52,632         52,632
        Great Lakes Mall - 2                     03/01/2001       7.07%         8,489          8,489
        Windsor Park Mall - 1                    03/01/2001       8.00%         5,631          5,631
        Orland Square                            09/01/2001       7.74%        50,000         50,000
                                                                              -------        -------
             Subtotal 2001                                                    238,979        208,924           7.25%

        Lima Mall - 1                            03/01/2002       7.12%        14,180         14,180
        Lima Mall - 2                            03/01/2002       7.12%         4,723          4,723
        Columbia Center                          03/15/2002       7.62%        42,326         42,326
        Northgate Shopping Center                03/15/2002       7.62%        79,035         79,035
        Tacoma Mall                              03/15/2002       7.62%        92,474         92,474
        River Oaks Center                        06/01/2002       8.67%        32,500         32,500
        North Riverside Park Plaza - 1           09/01/2002       9.38%         3,703          3,703
        North Riverside Park Plaza - 2           09/01/2002      10.00%         3,562          3,562
        Palm Beach Mall                          12/15/2002       7.50%        48,574         48,574
        Other                                    05/31/2002       6.80%           448            448
        Other                                    12/01/2002       8.00%           719            719
                                                                              -------        -------
             Subtotal 2002                                                    322,244        322,244           7.72%

        Principal Mutual Mortgages - Pool 1  (1) 03/15/2003       6.79%       103,043        103,043
        Principal Mutual Mortgages - Pool 2  (2) 03/15/2003       6.77%       137,568        137,568
        Century III Mall                         07/01/2003       6.78%        66,000         66,000
        Miami International Mall                 12/21/2003       6.91%        45,471         27,283
                                                                              -------        -------
             Subtotal 2003                                                    352,082        333,894           6.79%

        Battlefield Mall - 1                     01/01/2004       7.50%        46,691         46,691
        Battlefield Mall - 2                     01/01/2004       6.81%        44,183         44,183
        Forum Phase I - Class A-2                05/15/2004       6.19%        44,386         26,632
        Forum Phase II - Class A-2               05/15/2004       6.19%        40,614         22,338
        Forum Phase I - Class A-1                05/15/2004       7.13%        46,996         28,198
        Forum Phase II - Class A-1               05/15/2004       7.13%        43,004         23,652
        CMBS Loan - Variable Component     (5)   12/15/2004       6.16%        50,000         50,000
        CMBS Loan - Fixed Component              12/15/2004       7.31%       175,000        175,000
                                                                              -------        -------
             Subtotal 2004                                                    490,874        416,693           6.98%

        Tippecanoe Mall - 1                (3)   01/01/2005       8.45%        44,865         44,865
        Tippecanoe Mall - 2                (3)   01/01/2005       6.81%        15,712         15,712
        Melbourne Square                         02/01/2005       7.42%        38,492         38,492
        Cielo Vista Mall - 2                     11/01/2005       8.13%         1,562          1,562
                                                                              -------        -------
             Subtotal 2005                                                    100,631        100,631           7.79%

        Treasure Coast Square - 1                01/01/2006       7.42%        51,794         51,794
        Treasure Coast Square - 2                01/01/2006       8.06%        11,918         11,918
        Gulf View Square                         10/01/2006       8.25%        36,606         36,606
        Paddock Mall                             10/01/2006       8.25%        29,114         29,114
                                                                              -------        -------
             Subtotal 2006                                                    129,432        129,432           7.90%

                               SIMON PROPERTY GROUP
                      Summary of Indebtedness By Maturity
                           As of September 30, 2000
                                (In thousands)

          -----------------------               ------------   ----------  -------------  ------------ --------------
                                                                                            SPG's      Weighted Avg
                Property                           Maturity     Interest      Total        Share of    Interest Rate
                  Name                               Date         Rate     Indebtedness   Indebtedness     by Year
          -----------------------               ------------   ----------  -------------  ------------ --------------
        Lakeline Mall                             05/01/2007      7.65%      71,581         71,581
        Cielo Vista Mall - 1                (4)   05/01/2007      9.38%      53,945         53,945
        Cielo Vista Mall - 3                (4)   05/01/2007      6.76%      38,254         38,254
        McCain Mall - 1                     (4)   05/01/2007      9.38%      25,190         25,190
        McCain Mall - 2                     (4)   05/01/2007      6.76%      17,657         17,657
        Valle Vista Mall - 1                (4)   05/01/2007      9.38%      33,394         33,394
        Valle Vista Mall - 2                (4)   05/01/2007      6.81%       7,818          7,818
        University Park Mall                      10/01/2007      7.43%      59,500         35,700
                                                                            -------        -------
             Subtotal 2007                                                  307,339        283,539           8.11%

        Arsenal Mall - 1                          09/28/2008      6.75%      34,364         34,364
                                                                            -------        -------
             Subtotal 2008                                                   34,364         34,364           6.75%

        College Mall - 1                    (3)   01/01/2009      7.00%      40,833         40,833
        College Mall - 2                    (3)   01/01/2009      6.76%      11,782         11,782
        Greenwood Park Mall - 1             (3)   01/01/2009      7.00%      34,199         34,199
        Greenwood Park Mall - 2             (3)   01/01/2009      6.76%      60,875         60,875
        Towne East Square - 1               (3)   01/01/2009      7.00%      53,987         53,987
        Towne East Square - 2               (3)   01/01/2009      6.81%      24,550         24,550
        Bloomingdale Court                        10/01/2009      7.78%      29,684         29,684
        Forest Plaza                              10/01/2009      7.78%      16,282         16,282
        Lake View Plaza                           10/01/2009      7.78%      21,643         21,643
        Lakeline Plaza                            10/01/2009      7.78%      23,727         23,727
        Lincoln Crossing                          10/01/2009      7.78%       3,276          3,276
        Matteson Plaza                            10/01/2009      7.78%       9,530          9,530
        Muncie Plaza                              10/01/2009      7.78%       8,240          8,240
        Regency Plaza                             10/01/2009      7.78%       4,467          4,467
        St. Charles Towne Plaza                   10/01/2009      7.78%      28,592         28,592
        West Ridge Plaza                          10/01/2009      7.78%       5,758          5,758
        White Oaks Plaza                          10/01/2009      7.78%      17,572         17,572
                                                                            -------        -------
             Subtotal 2009                                                  394,997        394,997           7.28%

        Trolley Square                            08/01/2010      9.03%      29,741         26,767
                                                                            -------        -------
             Subtotal 2010                                                   29,741         26,767           9.03%

        Windsor Park Mall - 2                     05/01/2012      8.00%       8,657          8,657
                                                                            -------        -------
             Subtotal 2012                                                    8,657          8,657           8.00%

        Chesapeake Center                         05/15/2015      8.44%       6,563          6,563
        Grove at Lakeland Square, The             05/15/2015      8.44%       3,750          3,750
        Terrace at Florida Mall, The              05/15/2015      8.44%       4,688          4,688
                                                                            -------        -------
             Subtotal 2015                                                   15,001         15,001           8.44%

        Arsenal Mall - 2                          05/15/2016      8.20%       2,183          2,183
                                                                            -------        -------
             Subtotal 2016                                                    2,183          2,183           8.20%

        Sunland Park Mall                         01/01/2026      8.63%      38,817         38,817
                                                                            -------        -------
             Subtotal 2026                                                   38,817         38,817           8.63%

                             SIMON PROPERTY GROUP
                      Summary of Indebtedness By Maturity
                           As of September 30, 2000
                                (In thousands)

------------------------------------     --------     --------     ------------    ------------   -------------
                                                                                     SPG's        Weighted Avg
     Property                             Maturity     Interest        Total         Share of      Interest Rate
     Name                                   Date         Rate       Indebtedness    Indebtedness       by Year
------------------------------------     -----------   ---------    ------------    ------------   -------------
    Keystone at the Crossing             07/01/2027        7.85%         63,068          63,068
                                                                   ------------    ------------
     Subtotal 2027                                                       63,068          63,068        7.85%

                                                                   ------------    ------------    ---------
    Total Consolidated Fixed Rate
      Mortgage Debt                                                   2,528,409       2,379,211        7.43%
                                                                   ============    ============    =========

Variable Rate Mortgage Debt:
---------------------------
    Crystal River                        01/01/2001        9.62%         15,292           15,292
    White Oaks Mall                      03/01/2001        8.39%         16,500            9,062
                                                                   ------------     ------------
        Subtotal 2001                                                    31,792           24,354        9.16%

     Highland Lakes Center               03/01/2002        8.12%         14,377           14,377
     Mainland Crossing                   03/31/2002        8.12%          1,603            1,282
     Randall Park Mall - 1          (6)  12/11/2002        8.72%         35,000           35,000
     Randall Park Mall - 2          (6)  12/11/2002       11.62%          5,000            5,000
                                                                   ------------     ------------
          Subtotal 2002                                                  55,980           55,659      8.81%

     Jefferson Valley Mall          (6)  01/11/2003        7.87%         60,000           60,000
     Raleigh Springs Mall                02/23/2003        8.27%         11,000           11,000
     Richmond Towne Square          (6)  07/15/2003        7.62%         56,259           56,259
     Shops @ Mission Viejo          (6)  08/31/2003        7.77%        137,816          137,816
     Arboretum                      (6)  11/30/2003        8.12%         34,000           34,000
                                                                     ------------     ------------
          Subtotal 2003                                                 299,075          299,075      7.82%

     North East Mall                (6)  05/20/2004        7.99%        119,905          119,905
     Waterford Lakes                (6)  08/15/2004        8.02%         51,493           51,493
                                                                     ------------     ------------
         Subtotal 2004                                                  171,398          171,398      8.00%

     Brunswick Square               (6)  06/12/2005        8.12%          45,000           45,000
                                                                   ------------     ------------
         Subtotal 2005                                                   45,000           45,000      8.12%

                                                                   ------------     ------------    -------
     Total Variable Rate Mortgage Debt                                  603,245          595,486      8.04%
                                                                   ============     ============    =======

                                                                                    ------------    -------
     Total Consolidated Mortgage Debt                                                  2,974,697      7.55%
                                                                                    ============    =======

Fixed Rate Unsecured Debt:
-------------------------
    Unsecured Notes - CPI 1              03/15/2002        9.00%        250,000          250,000
                                                                    ------------     ------------
          Subtotal 2002                                                 250,000          250,000      9.00%

    Unsecured Notes - CPI 2              04/01/2003        7.05%        100,000          100,000
    SPG, LP (Bonds)                      06/15/2003        6.63%        375,000          375,000
    SPG, LP (PATS)                       11/15/2003        6.75%        100,000          100,000
                                                                    ------------     ------------
          Subtotal 2003                                                 575,000          575,000      6.72%

     SCA (Bonds)                         01/15/2004        6.75%        150,000          150,000
     Simon ERE Facility             (6)  07/31/2004        7.75%         28,200           28,200
     SPG, LP (Bonds)                     02/09/2004        6.75%        300,000          300,000
     SPG, LP (Bonds)                     07/15/2004        6.75%        100,000          100,000
     Unsecured Notes - CPI 3             08/15/2004        7.75%        150,000          150,000
                                                                    ------------     ------------
        Subtotal 2004                                                   728,200          728,200      6.99%

                             SIMON PROPERTY GROUP
                      Summary of Indebtedness By Maturity
                           As of September 30, 2000
                                (In thousands)

------------------------------------     --------     --------     ------------    ------------   ------------
                                                                                        SPG's        Weighted Avg
     Property                            Maturity     Interest           Total         Share of      Interest Rate
     Name                                  Date         Rate          Indebtedness    Indebtedness      by Year
------------------------------------     --------     --------        ------------    ------------   ------------
    SCA (Bonds)                         05/15/2005      7.63%            110,000         110,000
    SPG, LP (Bonds)                     06/15/2005      6.75%            300,000         300,000
    SPG, LP (MTN)                       06/24/2005      7.13%            100,000         100,000
    SPG, LP (Bonds)                     10/27/2005      6.88%            150,000         150,000
                                                                      ----------      ----------
         Subtotal 2005                                                   660,000         660,000      6.98%

    SPG, LP (Bonds)                     11/15/2006      6.88%            250,000         250,000
                                                                      ----------      ----------
         Subtotal 2006                                                   250,000         250,000      6.88%

    SPG, LP (MTN)                       09/20/2007      7.13%            180,000         180,000
                                                                      ----------      ----------
         Subtotal 2007                                                   180,000         180,000      7.13%

    SPG, LP (MOPPRS)                    06/15/2008      7.00%            200,000         200,000
                                                                      ----------      ----------
         Subtotal 2008                                                   200,000         200,000      7.00%

    SPG, LP (Bonds)                     02/09/2009      7.13%            300,000         300,000
    SPG, LP (Bonds)                     07/15/2009      7.00%            150,000         150,000
                                                                      ----------      ----------
         Subtotal 2009                                                   450,000         450,000      7.08%

    Unsecured Notes - CPI 4             09/01/2013      7.18%             75,000          75,000
                                                                      ----------      ----------
         Subtotal 2013                                                    75,000          75,000      7.18%

    Unsecured Notes - CPI 5             03/15/2016      7.88%            250,000         250,000
                                                                      ----------      ----------
         Subtotal 2016                                                   250,000         250,000      7.88%

    SPG, LP (Bonds)                     06/15/2018      7.38%            200,000         200,000
                                                                      ----------      ----------
         Subtotal 2018                                                   200,000         200,000      7.38%

                                                                      ----------      ----------
    Total Unsecured Fixed Rate Debt                                    3,818,200       3,818,200      7.17%
                                                                      ==========      ==========
Variable Rate Unsecured Debt:
----------------------------

   Acquisition Facility - 2             03/24/2001        7.27%         450,000         450,000
   Acquisition Facility - 3             09/24/2001        7.27%         475,000         475,000
                                                                     ----------      ----------
        Subtotal 2001                                                   925,000         925,000      7.27%

   SPG, L.P. Unsecured Loan - 1    (6)  02/28/2002        7.42%         150,000         150,000
   SPG, L.P. Unsecured Loan - 3    (8)  03/30/2002        7.62%          22,929          22,929
   SPG, L.P. Unsecured Loan - 2    (6)  08/28/2002        7.42%         100,000         100,000
                                                                     ----------      ----------
        Subtotal 2002                                                   272,929         272,929      7.43%

   Corporate Revolving Credit
     Facility                      (6)  08/25/2003        7.27%         645,000         645,000
                                                                     ----------      ----------
        Subtotal 2003                                                   645,000         645,000      7.27%
                                                                     ----------      ----------
   Total Unsecured Variable Rate Debt                                 1,842,929       1,842,929      7.29%
                                                                     ==========      ==========
                                                                                     ----------
   Total Unsecured Debt                                                               5,661,129      7.21%
                                                                                     ==========

                             SIMON PROPERTY GROUP
                      Summary of Indebtedness By Maturity
                          As of September 30, 2000
                                (In thousands)

-------------------------------------------------   -------------   ----------   -------------   -------------    ----------------
                                                                                                      SPG's        Weighted Avg
                    Property                            Maturity     Interest        Total          Share of      Interest Rate
                      Name                                Date         Rate       Indebtedness    Indebtedness       by Year
-------------------------------------------------   -------------   ----------   -------------   -------------    ----------------
        Net Premium on Fixed-Rate Indebtedness                                             (717)             366       N/A
        Net Premium on Variable-Rate Indebtedness                                           531              533       N/A
                                                                                                   -------------  --------
        Total Consolidated Debt                                                                        8,636,725      7.33%
                                                                                                   -------------  --------
Joint Venture Indebtedness
Fixed Rate Mortgage Debt:
------------------------

        Atrium at Chestnut Hill - 1                        4/1/01        7.29%           42,305           20,788
        Atrium at Chestnut Hill - 2                        4/1/01        8.16%           11,594            5,697
        Highland Mall - 2                                 10/1/01        8.50%              119               60
        Highland Mall - 3                                 11/1/01        9.50%            1,199              600
        Square One                                        12/1/01        8.40%          104,861           51,526
                                                                                   ------------    -------------
             Subtotal 2001                                                              160,078           78,670      8.10%

        Crystal Mall                                      2/ 1/03        8.66%           48,369           36,068
        Avenues, The                                      5/15/03        8.36%           56,345           14,086
                                                                                   ------------    -------------
             Subtotal 2003                                                              104,714           50,154      8.58%


        Solomon Pond                                       2/1/04        7.83%           95,459           46,906
        Northshore Mall                                   5/14/04        9.05%          161,000           79,111
        Indian River Commons                             11/01/04        7.58%            8,399            4,200
        Indian River Mall                                11/01/04        7.58%           46,602           23,301
                                                                                   ------------    -------------
             Subtotal 2004                                                              311,460          153,518      8.41%

        Westchester, The - 1                               9/1/05        8.74%          149,872           74,936
        Westchester, The - 2                               9/1/05        7.20%           53,241           26,621
        Cobblestone Court                                11/30/05        7.22%            6,180            2,163
        Crystal Court                                    11/30/05        7.22%            3,570            1,250
        Fairfax Court                                    11/30/05        7.22%           10,320            2,709
        Gaitway Plaza                                    11/30/05        7.22%            7,350            1,715
        Plaza at Buckland Hills, The                     11/30/05        7.22%           17,680            6,055
        Ridgewood Court                                  11/30/05        7.22%            7,980            2,793
        Royal Eagle Plaza                                11/30/05        7.22%            7,920            2,772
        Village Park Plaza                               11/30/05        7.22%            8,960            3,136
        West Town Corners                                11/30/05        7.22%           10,330            2,411
        Westland Park Plaza                              11/30/05        7.22%            4,950            1,155
        Willow Knolls Court                              11/30/05        7.22%            6,490            2,272
        Yards Plaza, The                                 11/30/05        7.22%            8,270            2,895
                                                                                   ------------    -------------
             Subtotal 2005                                                              303,113          132,882      8.07%

        Seminole Towne Center                              1/1/06        6.88%           70,500           31,725
        CMBS Loan - Fixed Component                 (7)    5/1/06        7.41%          300,000          150,000
        CMBS Loan - Fixed Component - 2             (7)    5/5/06        8.13%           57,100           28,550
        Great Northeast Plaza                              6/1/06        9.04%           17,396            8,698
        Smith Haven Mall                                   6/1/06        7.86%          115,000           28,750
        Mall of Georgia Crossing                           6/9/06        7.25%           33,733           16,867
        Greendale Mall                                    11/1/06        8.23%           41,800           20,539
                                                                                   ------------    -------------
             Subtotal 2006                                                              635,529          285,129      7.57%

                             SIMON PROPERTY GROUP
                      Summary of Indebtedness By Maturity
                          As of September 30, 2000
                                (In thousands)

-------------------------------------------------   -------------   ----------   -------------   -------------    ----------------
                                                                                                      SPG's        Weighted Avg
                    Property                            Maturity     Interest        Total          Share of      Interest Rate
                      Name                                Date         Rate       Indebtedness    Indebtedness       by Year
-------------------------------------------------   -------------   ----------   -------------   -------------    ----------------
       Town Center at Cobb - 1                             4/1/07        7.54%           49,830           24,915
       Town Center at Cobb - 2                             4/1/07        7.25%           65,037           32,519
       Gwinnett Place - 1                                  4/1/07        7.54%           39,110           19,555
       Gwinnett Place - 2                                  4/1/07        7.25%           85,460           42,730
       Mall at Rockingham 1                                8/1/07        7.88%          100,000           24,569
                                                                                   ------------    -------------
             Subtotal 2007                                                              339,437          144,287      6.10%

        Metrocenter                                       2/28/08        8.45%           30,474           15,237
        Aventura Mall - A                                  4/6/08        6.55%          141,000           47,000
        Aventura Mall - B                                  4/6/08        6.60%           25,400            8,467
        Aventura Mall - C                                  4/6/08        6.89%           33,600           11,200
        West Town Mall                                     5/1/08        6.90%           76,000           38,000
        Mall of New Hampshire - 1                         10/1/08        6.96%          104,049           51,127
        Mall of New Hampshire - 2                         10/1/08        8.53%            8,443            4,149
        Grapevine Mills                                   10/1/08        6.47%          155,000           58,125
        Ontario Mills - 5                                 11/2/08        6.75%          142,620           35,655
        Source, The                                       11/6/08        6.65%          124,000           31,000
                                                                                   ------------    -------------
             Subtotal 2008                                                              840,586          299,959      6.82%

        Apple Blossom Mall                                9/10/09        7.99%           40,713           20,005
        Auburn Mall                                       9/10/09        7.99%           47,664           23,421
        Highland Mall - 1                                 12/1/09        9.75%            7,142            3,571
        Ontario Mills - 4                                12/28/09   n/a                   4,198            1,050
                                                                                   ------------    -------------
             Subtotal 2009                                                               99,717           48,047      7.95%

        Mall of Georgia                                    7/1/10        7.09%          200,000          100,000
        Coral Square                                      10/1/10        8.00%           90,000           45,000
                                                                                   ------------    -------------
             Subtotal 2010                                                              290,000          145,000      7.37%

        Polska Shopping Mall                             12/31/11        6.49%           12,355            3,583
                                                                                   ------------    -------------
             Subtotal 2011                                                               12,355            3,583      6.49%

                                                                                   ------------    -------------      ----
        Total Joint Venture Fixed Rate Mortgage Debt                                  3,096,989        1,341,229      7.43%
                                                                                   ============    =============      ====
Variable Rate Mortgage Debt:
---------------------------

        Dadeland Mall                                    12/10/00        7.32%          140,000           70,000
                                                                                   ------------    -------------
             Subtotal 2000                                                              140,000           70,000      7.32%

        Tower Shops, The                                  3/13/01        7.82%           12,900            6,450
        Liberty Tree Mall                                 10/1/01        8.12%           46,843           23,017
                                                                                   ------------    -------------
             Subtotal 2001                                                               59,743           29,467      8.05%

        Montreal Forum                                    1/31/02        7.50%           11,011            3,923
        Arizona Mills                              (6)     2/1/02        7.92%          142,216           37,425
        Shops at Sunset Place, The                 (6)    6/30/02        7.87%          114,608           42,978
                                                                                   ------------    -------------
             Subtotal 2002                                                              267,835           84,326      7.87%


        Cape Cod Mall                              (6)     4/1/03        8.42%           65,912           32,387
        CMBS Loan - Floating Component (IBM)       (7)     5/1/03        7.12%          184,500           92,250
        Mall of America                                  11/19/03        7.13%          312,000           85,800
        Concord Mills                              (6)    12/2/03        7.97%          177,379           66,517
                                                                                   ------------    -------------
             Subtotal 2003                                                              739,791          276,954      7.48%

                             SIMON PROPERTY GROUP
                      Summary of Indebtedness By Maturity
                           As of September 30, 2000
                                (In thousands)

                                                                                                    -------------  --------------
------------------------------------------               ---------    ---------    -------------         SPG's     Weighted Avg
             Property                                    Matarity      Interest       Total            Share of    Interest Rate
               Name                                        Date          Rate      Indebtedness      Indebtedness      by Year
------------------------------------------               ---------     --------    ------------     -------------  -------------
        Circle Centre Mall - 1                      (6)   1/31/04        7.06%           60,000            8,802
        Circle Centre Mall - 2                      (6)   1/31/04        8.12%            7,500            1,100
        Orlando Premium Outlets                     (6)   2/12/04        8.12%           50,158           25,079
                                                                                   ------------    -------------
             Subtotal 2004                                                              117,658           34,981      7.85%

        Emerald Square Mall                         (6)   3/31/05        8.11%          145,000           71,249
        Arundel Mills                               (6)   4/30/05        8.27%           47,681           17,880
        Northfield Square                           (6)   4/30/05        9.12%           37,000           11,692
                                                                                   ------------    -------------
             Subtotal 2005                                                              229,681          100,822      8.25%

        CMBS Loan - Floating Component - 2          (7)   5/15/06        6.99%           81,400           40,700
                                                                                   ------------    -------------
             Subtotal 2006                                                               81,400           40,700      6.99%

                                                                                   ------------    -------------      ----
        Total Joint Venture Variable Rate Debt                                        1,636,108          637,251      7.65%
                                                                                   ============    =============      ====
Unsecured Debt:
--------------

        Mayflower Realty Credit Facility                 07/12/02        9.12%            8,400            4,128
                                                                                   ------------    -------------
             Subtotal 2002                                                                8,400            4,128      9.12%

        CMBS Loan - Fixed Premium                                                        16,745            9,282
        Net Premium on NED Fixed-Rate Indebtedness                                        1,581            1,944

                                                                                                   -------------      ----
        Total Joint Venture Debt                                                                       1,993,834      7.50%
                                                                                                   -------------      ----
                                                                                                   -------------      ----
        SPG's Share of Total Indebtedness                                                             10,630,559      7.36%
                                                                                                   -------------      ----

        (1) This Principal Mutual Pool 1 loan is secured by cross-collateralized and cross-defaulted mortgages encumbering four of the Properties (Anderson, Forest Village Park, Longview, and South Park). A weighted average rate is used for these Pool 1 Properties. Includes applicable extensions available at Simon Group's option.

        (2) This Principal Mutual Pool 2 loan is secured by cross-collateralized and cross-defaulted mortgages encumbering seven of the Properties (Eastland, Forest Mall, Golden Ring, Hutchinson, Markland, Midland, and North Towne). A weighted average rate is used for these Pool 2 Properties. Includes applicable extensions available at Simon Group's option.

        (3) This Pool is secured by cross-collateralized and cross-defaulted mortgages encumbering these four Properties.

        (4) This Pool is secured by cross-collateralized and cross-defaulted mortgages encumbering these three Properties.

        (5) Through an interest rate protection agreement, effectively fixed at an all-in-one rate of 6.16%.

        (6) Includes applicable extensions available at Simon Group's option.

        (7) These Commercial Mortgage Notes are secured by cross-collateralized mortgages encumbering thirteen Properties. A weighted average rate is used.

        (8) This unsecured loan was previously secured by a mortgage of Eastgate Consumer Mall. The maturity date includes all applicable extensions available at Simon Group's option.

                             SIMON PROPERTY GROUP
     Summary of Variable Rate Debt and Interest Rate Protection Agreements
                           As of September 30, 2000
                                (In thousands)

------------------------------------------           ---------  ------------- --------  ------------- ---------- --------------
                                                                 Principal      SPG        SPG's      Interest
                Property                             Maturity     Balance     Ownership   Share of      Rate       Terms of
                  Name                                 Date       09/30/00       %      Loan Balance  09/30/00   Variable Rate
------------------------------------------           ---------  ------------- --------  ------------- ---------- --------------
Consolidated Indebtedness:

Variable Rate Debt Effectively Fixed to Maturity:

Orland Square                                         09/01/2001      50,000     100.00%      50,000     7.742%     LIBOR + 0.500%
Forum Phase I - Class A-2                             05/15/2004      44,386      60.00%      26,632     6.190%     LIBOR + 0.300%

Forum Phase II - Class A-2                            05/15/2004      40,614      55.00%      22,338     6.190%     LIBOR + 0.300%

Simon ERE Facility                                    07/31/2004      28,200     100.00%      28,200     7.750%     EURIBOR + 0.600%

CMBS Loan - Variable Component                        12/15/2004      50,000     100.00%      50,000     6.155%     LIBOR + 0.365%
                                                                  ----------              ----------
                                                                     213,200                 177,169
                                                                  ==========              ==========

Other Hedged Debt:

Randall Park Mall - 1                                 12/11/2002      35,000     100.00%      35,000     8.718%     LIBOR + 2.100%
Randall Park Mall - 2                                 12/11/2002       5,000     100.00%       5,000    11.618%     LIBOR + 5.000%
Raleigh Springs Mall                                  02/23/2003      11,000     100.00%      11,000     8.268%     LIBOR + 1.650%
Unsecured Revolving Credit Facility - (1.25B-capped)  08/25/2003     140,000     100.00%     140,000     7.268%     LIBOR + 0.650%
                                                                  ----------              ----------
                                                                     191,000                 191,000
                                                                  ==========              ==========

Floating Rate Debt:

Crystal River                                         01/01/2001      15,292     100.00%      15,292     9.618%     LIBOR + 3.000%
White Oaks Mall                                       03/01/2001      16,500      54.92%       9,062     8.391%     LIBOR + 1.300%
CPI Merger Facility - 2 (1.4B)                        03/24/2001     450,000     100.00%     450,000     7.268%     LIBOR + 0.650%
CPI Merger Facility - 3 (1.4B)                        09/24/2001     475,000     100.00%     475,000     7.268%     LIBOR + 0.650%
SPG, L.P. Unsecured Loan - 1                          02/28/2002     150,000     100.00%     150,000     7.418%     LIBOR + 0.650%
Highland Lakes Center                                 03/01/2002      14,377     100.00%      14,377     8.118%     LIBOR + 1.500%
SPG, L.P. Unsecured Loan - 3                          03/30/2002      22,929     100.00%      22,929     7.618%     LIBOR + 0.650%
Mainland Crossing                                     03/31/2002       1,603      80.00%       1,282     8.118%     LIBOR + 1.500%
SPG, L.P. Unsecured Loan - 2                          08/28/2002     100,000     100.00%     100,000     7.418%     LIBOR + 0.650%
Jefferson Valley Mall                                 01/11/2003      60,000     100.00%      60,000     7.868%     LIBOR + 1.250%
Richmond Towne Square                                 07/15/2003      56,259     100.00%      56,259     7.618%     LIBOR + 1.000%
Unsecured Revolving Credit Facility - (1.25B)         08/25/2003     505,000     100.00%     505,000     7.268%     LIBOR + 0.650%
Shops @ Mission Viejo                                 08/31/2003     137,816     100.00%     137,816     7.768%     LIBOR + 1.150%
Arboretum                                             11/30/2003      34,000     100.00%      34,000     8.118%     LIBOR + 1.500%
North East Mall                                       05/20/2004     119,905     100.00%     119,905     7.993%     LIBOR + 1.375%
Waterford Lakes                                       08/15/2004      51,493     100.00%      51,493     8.018%     LIBOR + 1.400%
Brunswick Square                                      06/12/2005      45,000     100.00%      45,000     8.118%     LIBOR + 1.500%
                                                                  ----------              ----------
                                                                   2,255,174               2,247,415
                                                                  ==========              ==========

------------------------------------------               ------------------------------------------------------
                Property                                                       Terms of
                  Name                                             Interest Rate Protection Agreement
------------------------------------------               ------------------------------------------------------
Consolidated Indebtedness:

Variable Rate Debt Effectively Fixed to Maturity:

Orland Square                                            LIBOR Swapped at 7.24% through maturity.
Forum Phase I - Class A-2                                Through an interest rate protection agreement, effectively fixed at an all-in-one rate of 6.19% .
Forum Phase II - Class A-2                               Through an interest rate protection agreement, effectively fixed at an all-in-one rate of 6.19% .
Simon ERE Facility                                       Through a cross-currency swap, the balance at maturity is fixed at $28.2M and the rate is fixed at 7.75% through 7/31/03.
CMBS Loan - Variable Component                           Through an interest rate protection agreement, effectively fixed at an all-in-one rate of 6.16% .


Other Hedged Debt:

Randall Park Mall - 1                                    LIBOR Capped at a rate of 7.40% through maturity.
Randall Park Mall - 2                                    LIBOR Capped at a rate of 7.40% through maturity.
Raleigh Springs Mall                                     LIBOR Capped at a rate of 8.35% through September 10, 2001.
Unsecured Revolving Credit Facility - (1.25B-capped)     Subject to an 11.53% LIBOR cap on $90M and a 16.77% LIBOR cap on $50M.




Floating Rate Debt:

Crystal River
White Oaks Mall                                          90-day LIBOR set on August 31, 2000.
CPI Merger Facility - 2 (1.4B)
CPI Merger Facility - 3 (1.4B)
SPG, L.P. Unsecured Loan - 1
Highland Lakes Center
SPG, L.P. Unsecured Loan - 3
Mainland Crossing
SPG, L.P. Unsecured Loan - 2
Jefferson Valley Mall
Richmond Towne Square
Unsecured Revolving Credit Facility - (1.25B)
Shops @ Mission Viejo
Arboretum
North East Mall
Waterford Lakes
Brunswick Square

                             SIMON PROPERTY GROUP
     Summary of Variable Rate Debt and Interest Rate Protection Agreements
                           As of September 30, 2000
                                (In thousands)

---------------------------------------       ---------  ------------- --------    -------------   ----------   --------------
                                                           Principal      SPG          SPG's        Interest
                Property                      Maturity     Balance     Ownershi p    Share of        Rate         Terms of
                  Name                          Date       09/30/00       %        Loan Balance    09/30/00     Variable Rate
---------------------------------------       ---------  ------------- --------    -------------   ----------   --------------
Joint Venture Indebtedness:

Other Hedged Debt:

Arizona Mills                                  02/01/2002     142,216     26.32%        37,425     7.918%  LIBOR + 1.300%
CMBS Loan - Floating Component (IBM)           05/01/2003     184,500     50.00%        92,250     7.116%  See Footnote (1)

CMBS Loan - Floating Component - 2 (IBM)       05/15/2006      81,400     50.00%        40,700     6.987%  See Footnote (1)

Circle Centre Mall - 1                         01/31/2004      60,000     14.67%         8,802     7.058%  LIBOR + 0.440%
Circle Centre Mall - 2                         01/31/2004       7,500     14.67%         1,100     8.118%  LIBOR + 1.500%
Emerald Square Mall                            03/31/2005     145,000     49.14%        71,249     8.106%  LIBOR + 1.490%
Mall of America                                11/19/2003     312,000     27.50%        85,800     7.130%  LIBOR + 0.513%
Northfield Square                              04/30/2005      37,000     31.60%        11,692     9.118%  LIBOR + 2.500%
                                                            ---------                ---------
                                                              969,616                  349,019
                                                            =========                =========

Floating Rate Debt:

Arundel Mills                                  04/30/2005      47,681     37.50%        17,880     8.268%  LIBOR + 1.650%
Dadeland Mall                                  12/10/2000     140,000     50.00%        70,000     7.318%  LIBOR + 0.700%
Tower Shops, The                               03/13/2001      12,900     50.00%         6,450     7.818%  LIBOR + 1.200%
Liberty Tree Mall                              10/01/2001      46,843     49.14%        23,017     8.118%  LIBOR + 1.500%
Montreal Forum                                 01/31/2002      11,011     35.63%         3,923     7.500%  Canadian Prime
Shops at Sunset Place, The                     06/30/2002     114,608     37.50%        42,978     7.868%  LIBOR + 1.250%
 Mayflower Realty Credit Facility              07/12/2002       8,400     49.14%         4,128     9.118%  LIBOR + 2.500%
Cape Cod Mall                                  04/01/2003      65,912     49.14%        32,388     8.418%  LIBOR + 1.800%
Concord Mills                                  12/02/2003     177,379     37.50%        66,517     7.968%  LIBOR + 1.350%
Orlando Premium Outlets                        02/12/2004      50,158     50.00%        25,079     8.118%  LIBOR + 1.500%
                                                            ---------                ---------
                                                              674,892                  292,360
                                                            =========                =========

------------------------------------------                 ------------------------------------------------------
                Property                                                         Terms of
                  Name                                               Interest Rate Protection Agreement
------------------------------------------                 ------------------------------------------------------
Joint Venture Indebtedness:

Other Hedged Debt:

Arizona Mills                                              LIBOR Capped at  9.50% through maturity.
CMBS Loan - Floating Component                             The Operating Partnership took assignment of an interest rate protection agreement (LIBOR cap of 11.67%) relating to this debt.
CMBS Loan - Floating Component                             LIBOR Capped at  11.83% through maturity.

Circle Centre Mall - 1                                     LIBOR Capped at  8.81% through maturity.
Circle Centre Mall - 2                                     LIBOR Capped at  7.75% through maturity.
Emerald Square Mall                                        LIBOR Capped at  7.73% through maturity.
Mall of America                                            LIBOR Capped at 8.7157% through March 12, 2003.
Northfield Square                                          LIBOR Capped at 8.50% through maturity.




Floating Rate Debt:

Arundel Mills
Dadeland Mall
Tower Shops, The
Liberty Tree Mall
Montreal Forum
Shops at Sunset Place, The                                 Rate can be reduced based upon project performance.
 Mayflower Realty Credit Facility
Cape Cod Mall
Concord Mills
Orlando Premium Outlets                                    Rate can be reduced based upon project performance.

Footnote:
(1)  Represents the weighted average interest rate.

                             SIMON PROPERTY GROUP
                          New Development Activities
                           As of September 30, 2000

                                           Simon                        Projected       Non-Anchor
                                          Group's        Actual/          Cost        Sq. Footage
               Mall/                     Ownership      Projected     (in millions)      Leased/         GLA
             Location                    Percentage      Opening           (1)        Committed (2)    (sq. ft.)
------------------------------------   -------------  -------------  ---------------  -------------  --------------
Projects Under Construction

Arundel Mills                              37.5%         11/17/00          $252             81%         1,300,000
Anne Arundel, MD                                                                      (total center)

             Anchors/Major Tenants:    Jillian's, Bed Bath & Beyond, Sun & Ski Sports, Muvico, Books-A-Million,
                                       Off Broadway Shoes, For Your Entertainment, Off 5th-Saks Fifth Avenue
                                       TJMaxx, Burlington Coat Factory, Old Navy
------------------------------------   ----------------------------------------------------------------------------
Waterford Lakes Town Center               100.0%          11/00             $84             97%          982,000
Orlando, FL                                                            (Phase I & II)    (Phase I)

             Anchors/Major Tenants:    Phase I opened 11/99 - 562,000 sq. ft. - anchor tenants:  Super Target,
                                       TJMaxx, Ross Dress for Less, Bed Bath & Beyond, Barnes & Noble,
                                       Old Navy, Regal 20-Plex Theatre, Zany Brainy and Dress Barn.
                                       Phase II to open 11/00 - 420,000 sq. ft. - anchor tenants:  OfficeMax,
                                       PetsMart and Best Buy
------------------------------------   ----------------------------------------------------------------------------
Bowie Town Center                         100.0%          10/01             $66             80%          667,000
Annapolis, MD

             Anchors/Major Tenants:    Hecht's, Sears, Old Navy, Barnes & Noble, Bed Bath & Beyond, Safeway

(1) Includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
(2)    Community Center leased/committed percentage includes owned anchor GLA.

                             SIMON PROPERTY GROUP
                  Significant Renovation/Expansion Activities
                           As of September 30, 2000

                                                                          Projected           GLA             New or
                                         Simon Group's      Actual/          Cost            Before         Incremental
               Mall/                      Ownership        Projected    (in millions)      Renov/Expan          GLA
             Location                    Percentage         Opening          (1)           (sq. ft.)         (sq. ft.)
------------------------------------   ----------------  -------------- --------------- ----------------  ---------------
------------------------------------
Projects Recently Completed
------------------------------------

LaPlaza Mall                                100%          11/99, 3/00        $35                988,000          215,000
McAllen, TX                                                 & 11/00

               Project Description:    Mall renovation (opened 11/99); new Dillard's (opened 3/00); JCPenney expansion, new small shops retrofitted from the existing Dillard's store, and new Foley's Home Store (opened 11/00)
------------------------------------   ----------------------------------------------------------------------------------

North East Mall                             100%          9/99, 9/00         $103             1,141,000          308,000
Hurst, TX                                                   & 2001

               Project Description:    New Dillard's, mall expansion and parking deck (opened 9/99); Montgomery
                                       Ward remodel (opened 10/99); JCPenney remodel and expansion and parking deck (opened 11/99); new Saks Fifth Avenue, mall renovation and parking deck (opened 9/00); new Nordstrom (to open 3/01); new Foleys
                                       (to open Fall 2001)
------------------------------------   ----------------------------------------------------------------------------------
Palm Beach Mall                             100%             2/00            $33              1,205,000           61,000
West Palm Beach, FL                                         & 10/00

               Project Description:    JCPenney remodel (opened 11/99); mall renovation and new Dillard's
                                       (opened 2/00); new Borders (opened 4/00), Old Navy, Mars Music Store,
                                       Designer Shoe Warehouse and Burdines remodel (opened 10/00)
------------------------------------   ----------------------------------------------------------------------------------
The Shops at Mission Viejo                  100%             9/99            $146               817,000          427,000
Mission Viejo, CA                                           & 12/00

               Project Description:    New Nordstrom, small shop expansion and renovation, new parking structure;
                                       new Saks Fifth Avenue (opened 9/99); Robinson-May expansion and remodel, food court addition (opened 10/00); Old Navy, PF Chang's and California
                                       Cafe (to open 12/00); Macy's expansion (to open 8/01)
------------------------------------   ----------------------------------------------------------------------------------
Town Center at Boca Raton                   100%             10/99           $67              1,327,000          228,000
Boca Raton, FL                                              & 11/00

               Project Description:    New, expanded and relocated Saks Fifth Avenue and new parking structure
                                       (opened 10/99); Bloomingdale's expansion (opened 11/99); new Nordstrom,
                                       Lord & Taylor expansion, mall expansion and renovation, food court renovation and new parking structure (opened 11/00)

(1) Includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.

                             SIMON PROPERTY GROUP
                             Capital Expenditures
                 For the Nine Months Ended September 30, 2000


                                 (In millions)


                                                    Joint Venture Properties
                                                    ------------------------
                                                                       Simon
                                  Consolidated                        Group's
                                   Properties          Total           Share
                                   ----------          -----           -----

New Developments                      $ 43.3          $223.6          $83.6

Renovations and Expansions             158.5            15.9            6.9

Tenant Allowances                       39.5            16.1            5.6

Capital Expenditures
   Recoverable from Tenants             17.1             3.4            1.7

Other (1)                                  -             1.9             .7
                                      ------          ------         ------

Totals                                $258.4          $260.9          $98.5
                                      ======          ======         ======


(1) Primarily represents capital expenditures not recovered from tenants.

SIMON PROPERTY GROUP
Conference Call Text
November 8, 2000


Forward Looking Statement
-------------------------

Welcome to the Simon Property Group third quarter earnings conference call. Please be aware that statements made during this call that are not historical may be deemed forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward looking statements due to a variety of risks and uncertainties. We direct you to the Company's various filings with the Securities and Exchange Commission including Form 10-K and Form 10-Q for a detailed discussion of risks and uncertainties.

The Company's quarterly supplemental information package will be filed as a Form 8-K on Friday. This filing is also available via mail or e-mail. If you would like to receive the supplemental information via e-mail, please notify me, Shelly Doran, at sdoran@simon.com.
                 ----------------

A comment regarding Regulation FD - As you are all aware, the Securities and Exchange Commission has adopted Regulation FD, which is intended to restrict selective disclosure of non-public information by public companies. Simon Property Group has adopted a new disclosure policy consistent with the requirements of Regulation FD that will impact certain of our communications with the financial community. One such change is the implementation of a quiet period beginning 10 business days prior to the announcement of quarterly and annual results, during which we will not discuss earnings-related information.

Participating in today's call will be David Simon (chief executive officer), Rick Sokolov (president and chief operating officer) and Steve Sterrett (chief financial officer). Steve will now discuss financial and operational results.

Financial and Operational Results
---------------------------------

We increased FFO per share in the third quarter by 14%, to $0.80 versus $0.70 in 1999. There are two items, however, which impact comparability. As discussed in previous calls, in January of this year we adopted, as required, the SEC's Staff Accounting Bulletin 101, which addresses certain revenue recognition policies, including the accounting for overage rent. We are now precluded from recording any overage rent from a tenant until that tenant's sales have exceeded their
---
lease year breakpoint. Previously, we would estimate a tenant's annual overage rent, and then record it ratably during the year. The adoption of SAB 101 is not expected to impact our full year income, but will make our overage rent revenues, and thus our FFO, more "back-end" weighted to the 4th quarter. Had we adopted SAB 101 in 1999, our third quarter FO would have been reduced by $0.01 per share.

Comparability of results was also complicated this quarter as a result of an unusual, non-recurring charge recognized in the third quarter of 1999, when we reserved $12 million related to litigation filed by former employees of DeBartolo Realty Corporation. At the time, these types of items did not impact FFO. Under NAREIT's FFO clarification, which went into effect in January of this year, this charge is now to be reflected in FFO and, as a result, we have restated 1999 FFO, reducing it by $0.05 per share for the third quarter and the nine months.

To provide you with an "apples-to-apples" look at our results, we have calculated the impact upon third quarter and nine months' results, assuming 1999 adoption of 101 as well as the impact of the litigation charge. For the quarter, the Company's 1999 FFO would have increased by 4 cents per share. Accordingly, our diluted FFO for the third quarter of 2000, on a comparable, per share basis, increased 8%, from 74 cents per share to 80 cents per share.

For the nine months, 1999 FFO would have decreased by a penny. Therefore, FFO for the first nine months of 2000, on a comparable, per share basis, increased 9%, from $2.07 per share to $2.25 per share.

Highlights of our third quarter operating results are as follows:

 .    Occupancy increased 200 basis points from September 30, 1999 to 90.5% at
     September 30, 2000. Primary drivers of this improved occupancy rate are:

     1.   Tenant demand for mall space remains very robust
     2. Both the quality of our portfolio and its overall sales per square foot have greatly improved over recent years which has increased the demand for space in our centers.
     3. We have streamlined our in-house lease execution process, making the legal, tenant construction and tenant coordination efforts more efficient and getting tenants open quicker.
     4. We have been proactive in anticipating tenant fallout in our centers and are poised to replace the vacancies quickly.
 .    Comparable sales per square foot, i.e. sales of tenants who have been in place for at least 24 months, increased 3.8% to $385.
 .    Total sales per square foot increased 5.3% to $375 per square foot.
 .    Average base rent increased 4.6% to $27.97.
 .    The average initial base rent for stores opened during the third quarter was $38.31 per square foot, versus average rents of $31.29 for those tenants who closed or whose leases expired, for a spread of $7.02. The year-to-date releasing spread was $3.68, which is lower than our historical spread due to five large-space tenant leases executed during the first 6 months of the year. Excluding those big box tenants, the year-to-date spread would be $5.53.
 .    Same property NOI growth was 5%, driven by occupancy gains, rent increases and our SBV and SBN initiatives.

Year-to-date sales growth reported by the ICSC through July of 2000 was 1.6%. Remember that the ICSC results lag by a couple of months. The growth rate for the SPG properties submitted to the ICSC (not all properties) was 1%. We continue to work with the ICSC to modify its methodology to more closely reflect the methodology used by the public mall companies, as we believe that data, including SPG's, to be much more reflective of actual mall productivity.

One final note regarding sales... tenant sales reported in our portfolio for the third quarter are consistent with the trends retailers have reported nationally. Sales growth in our portfolio did slow in the quarter. We still see healthy increases for the year-over-year period, even with the slowdown. This slowing of sales, however, has not affected retailers' demand for space, as demonstrated by our strong occupancy increases, and our business fundamentals remain strong.

Liquidity and Capital Activities
--------------------------------

We completed the refinancing of the $500 million third tranche of our CPI debt facility in September. This tranche was paid off with proceeds from a new $475 million term loan with six of our lead lenders priced at the existing facility rate of LIBOR plus 65 basis points and has a maturity of 9/24/01.

We continue to maintain significant financial flexibility and strong liquidity with over $600 million available on our corporate credit facility and over $800 million of EBITDA generated annually from properties that are unencumbered.

In July, Simon sold its 8% equity investment in Chelsea GCA Realty to an institutional investor in a private transaction. This transaction resulted in no gain or loss to SPG and was completed with the approval of Chelsea. We would like to reiterate that, in no way, should this transaction be viewed as a commentary on the valuation of Chelsea. As you know, we recently opened a project developed with Chelsea in Orlando - Orlando Premium Outlets - which has performed very well, and are currently evaluating additional joint development opportunities.

Dispositions
------------

During the third quarter of 2000, we sold Aurora Plaza in Aurora, Colorado, in conjunction with our ongoing strategy to dispose of non-core assets. Subsequent to quarter end, our interest in the Tower Shops in Las Vegas was sold. Total proceeds from these two transactions of approximately $18 million were utilized to repay indebtedness.

Proceeds to date from Simon's disposition of non-core assets in 1999 and 2000 total $263 million - $75 million has been utilized to repurchase SPG common stock and units, with the remaining balance of $188 million used to pay down debt.

We currently have seven additional properties under contract for sale which could close by year-end, generating another $90 million in proceeds.

Development Activities
----------------------

As a result of our disciplined approach in the pursuit of new developments, we currently have only three projects under construction with two of those scheduled for completion this year:

 .    Arundel Mills in Anne Arundel, Maryland is our fifth joint venture with The
     Mills Corporation and will open November 17th. This 1.3 million square foot value-oriented super-regional mall is strategically positioned to capture both the Baltimore and the northern and eastern Washington, D.C. metropolitan areas and is located approximately 5 minutes from the Baltimore/Washington International Airport. Arundel's demographics compare favorably with existing Mills' projects. In 1998, population within a 40-mile radius was 5.9 million with an average household income of nearly $73,000. Coupled with the proximity to BWI Airport and the tourism in the area, we believe Arundel will be one of the strongest Mills projects.

     Major tenants include: Jillian's, Bed Bath & Beyond, Sun & Ski Sports, Muvico, Books-A-Million, For Your Entertainment, OFF 5TH-Saks Fifth Avenue, Burlington Coat Factory, TJMaxx and Old Navy.

 .    Waterford Lakes Town Center in Orlando, Florida will have a staggered opening with certain tenants already open and others following later this month. Phase I, which opened in November 1999, is 97% leased and committed. Phase II anchors include OfficeMax, PetsMart and Best Buy. This power center is the largest in the SPG portfolio with nearly one million square feet of GLA and it serves the rapidly growing east Orlando market.

Construction continues on one additional new development scheduled to open in 2001:

 .    Bowie Town Center in the Baltimore/Washington corridor is scheduled to open in October 2001. This is an open-air regional mall with a main street architectural design encompassing 667,000 square feet of GLA - 560,000 square feet of mall space or the main street core will be anchored by Hecht's and Sears and will also feature Old Navy, Barnes & Noble, and Bed Bath & Beyond. The 107,000 square feet neighborhood component consisting of grocery retail will be anchored by Safeway. Retailer interest in Bowie has been very strong, as it is already 80% leased and committed.

In other development activity, the fifth department store at Mall of Georgia opened on October 30th. Rich's joins Nordstrom, Dillard's, Lord & Taylor and JCPenney at this 1.7 million square foot super regional mall which opened in August of 1999. Sales at this center are approaching $400 per square foot.

Over the past four years, we have spent $1 billion redeveloping our mall portfolio. Over 75% of the Simon malls have been newly constructed, expanded or redeveloped since our IPO in 1993. Therefore, most of our significant redevelopment activity is now behind us, and we are just beginning to reap the benefits of this invested capital. Our discretionary cash flow (cash flow after dividends and cap ex) will significantly increase in 2001 due to this reduction in our redevelopment spending.

The Company has completed five significant redevelopments this year:

 .    LaPlaza Mall in McAllen, Texas hosted its re-grand opening on November
     2nd. The redevelopment includes a mall renovation, the addition of Foley's Home Store and the expansion of small shops and JCPenney. A new Dillard's also opened at this center in March.

 .    In September, we completed a mall renovation and added Saks Fifth Avenue at
     North East Mall in Hurst, Texas. A new Dillard's and small shop expansion had already opened in September 1999. Nordstrom and Foley's are scheduled to open in March 2001 and fall 2001, respectively.

 .    Old Navy, Designer Shoe Warehouse and Mars Music Store opened in the newly renovated Palm Beach Mall in West Palm Beach, Florida in October. Dillard's and Borders opened earlier this year in February and April, respectively.

 .    Town Center at Boca Raton, Florida hosted its re-grand opening on November
     3/rd/ featuring a new Nordstrom, Lord & Taylor expansion, mall expansion and renovation and a new parking structure. Saks Fifth Avenue and Bloomingdale's opened during the fourth quarter of 1999.

 .    We will also re-grand Ross Park Mall this Friday, November 10/th/. Ross
     Park is the best mall in Pittsburgh and is highly productive with sales in excess of $400 per square foot. The mall has been completely renovated and the tenant mix has been substantially upgraded.

One last redevelopment note - the final phase of our redevelopment of The Shops at Mission Viejo is nearly complete with the recent opening of the food court and the openings next month of Old Navy, California Cafe and P.F. Chang.

Our typical, detailed disclosure for new development and redevelopment activities is provided in our 8-K, which will be filed on Friday.

Theaters
--------

We'd like to comment briefly on the state of the world of theaters and our exposure. We believe that we are as well positioned as we can be because we have spread our risk among several operators. The vast majority of our theater locations will be net survivors because of their multiple screen formats and their market positions. There are currently 110 theaters in the Simon portfolio with 1,000 screens. To date, only one theater location has closed in our portfolio due to bankruptcy. We have analyzed every theater location in our portfolio one-by-one and have determined that, under a "worst case scenario," we could lose $4 million in annual rent (or a penny and a half per share) for the locations at risk if we could not re-let the spaces. We are also fully reserved for all receivables due to us from all theater operators that have filed bankruptcy. If any of these leases are not rejected, the receivables associated with those leases should be recoverable.

Technology Initiatives
----------------------

Let me spend a couple of minutes talking about our technology initiatives.

In 2000, we created MerchantWired, a full-service retail infrastructure company that provides retailers across the country access to a high speed, highly reliable and secure coast-to-coast broadband network. A consortium of mall companies currently owns MerchantWired, including Simon, Macerich, Rouse, Taubman, Urban and Westfield.

We are pleased with the progress made since the announcement of MerchantWired in May. Over 300 malls have been wired to date and are fully operational. We believe that MerchantWired will become the industry standard for our retailers' broadband communication needs. MerchantWired is currently in the midst of an aggressive marketing effort to tenants, and the response to date from the retailers has been strong and growing. Ten national retailers have now signed letters of intent and/or network contracts and both American Eagle Outfitters and Finish Line have announced the selection of MerchantWired as the national broadband infrastructure provider for all of their retail locations - with a
                                      ---
combined total of nearly 1,000 stores nationwide.

In May, we announced our strategic collaboration with leading real estate companies from a broad range of property sectors to form a real estate technology company, Constellation Real Technologies. In September, Constellation announced its initial investment of $25 million in FacilityPro.com, a business-to-business electronic marketplace designed for the efficient procurement of facilities products and services. SPG's share of this investment was $2.5 million. SPG is already implementing the FacilityPro platform in the Simon Business Network, and expects to be the first Constellation member to be operational with FacilityPro.

We continue to identify and implement new revenue opportunities within the Simon Business Network as demonstrated by the following:

1. Our tenant facilities services or TFS program continues to expand by increasing the services offered. For example, we anticipate a significant increase in the sale of tenant construction services in 2001.

2. We continue to expand the opportunities offered by our strategic alliance with Enron. For example, we are currently developing an environmental offering for retailers which will improve margins for Enron and Simon. We also expect SPG's malls to play a critical role as Enron markets its new residential energy offering to consumers.

On the consumer side, SBV was also active. We re-signed Pepsi as a key sponsor for an additional two years, at enhanced economics to SPG. As you know, Pepsi was one of the original SBV sponsors, and we believe their renewal is a testament to the SPG portfolio as a marketing medium.

Additionally, we signed a deal with Cingular, the cellular arm of Bell South/SBC, to market their product in SPG malls during the 2000 holiday shopping season.

Regarding clixnmortar - we continue to progress toward introducing a "new and improved" product. SPG has formed an alliance with Found, Inc., a company that has created software that will help us build an infrastructure for our retailers where shoppers on-line can identify merchandise actually in inventory at an individual retailer's store at the mall. If not available at the mall, the consumer can be redirected to a nearby store or order it on-line. This technology has the potential to truly integrate on-line and physical shopping into a seamless experience for the consumer. Found and clixnmortar will develop a single wishlist product, which will combine the best of our FastFrog and YourSherpa initiatives. The new product is scheduled to launch in 2001.

We believe that these various technology initiatives will add value to our company and are pleased with our progress to date. However, rest assured that we are not diverting attention from our core business. The ownership and management
    ---
of retail real estate continues to be our #1 priority and our investment in technology initiatives continues to be very selective.

Conclusion
----------

Before I open the call up for Q & A, let me offer a few concluding thoughts. The markets have clearly been nervous recently about retail, and retail REITs have been caught up in this concern. The Bloomberg Retail Index is down over 20% year-to-date, and the mall REITs generally trade at multiples 300 to 400 basis points below other REIT sectors.

The fundamentals in our business, however, don't support this concern. Sales are up, even if slowing. Occupancy is high and growing, with no signs of tenant demand slowing. Rent spreads remain strong, even as occupancy increases. And except for theaters, the financial health of our retailers is generally very good. Couple these strong fundamentals with record low unemployment and a reasonable level of consumer confidence, and we think the concern about retail is way overblown. For decades, among all real estate types, regional malls have provided the most stable income stream through all economic cycles. The private market valuations for high-quality regional malls, which have always been high, support this stability.

Ours is a tough business....there is no denying that. When our tenants fail, it's usually page-one news in the Journal.

Tenants have failed and we've been replacing them for 40 years now.

For every tenant that goes bankrupt, there are two new retail concepts ready to take up the available space. Remember Kinney Shoes? Petri Stores, Stuart's and Marianne's? Merry-Go-Round, DJ's for Men and Cignal? Edison Brothers, Jeans West, J. Riggins, Coda, Wild Pair, Sascha and Oaktree? Cacique? Just for Feet? The list goes on and on. All strong retailers a decade ago, but now long gone. They have been replaced with newer concepts and stronger tenants like Abercombie & Fitch, Abercrombie Kids, Gap Body, Rampage, Hollister, Old Navy, Pottery Barn, Arden B, Hot Topic & White Barn Candle. And along the way, we consistently increased our portfolio sales productivity, rents, and occupancy.

We feel confident about our business fundamentals. And with our new revenue streams from SBV and SBN, we're making money in ways we never dreamed of before.

We're excited about our business and what the future holds.